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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Loudeye Corp.:

We consent to incorporation by reference herein of our report dated July 27, 2004, with respect to the consolidated balance sheets of On Demand Distribution Limited and subsidiaries as of December 31, 2003 and 2002, and the related consolidated profit and loss account and cash flows for each of the years then ended.

/s/ Grant Thornton UK LLP

GRANT THORNTON UK LLP

Bristol, United Kingdom
November 30, 2004